Exhibit 10.8

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this [●] day of [●] (the “Effective Date”) by and between Real REMAX Group Inc., a Delaware corporation (the “Company”), and [●] (the “Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is or was a director and/or officer of the Company, and/or is or was serving or may in the future serve as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (a “Covered Entity”) at the request of the Company;

WHEREAS, both the Company and the Indemnitee recognize the risk of litigation and other claims being asserted against directors and/or officers of public companies;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, the “Certificate of Incorporation”) permits, and the Company’s Amended and Restated By-laws (as the same may be amended from time to time, the “By-laws”) requires, the Company to indemnify, and to advance certain expenses to, its current and former directors and officers or such directors or officers that are or were serving at the request of the Company as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity to the fullest extent permitted by law, and the Indemnitee has agreed to serve as a director and/or officer of the Company, and has agreed or may agree to serve as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of one or more Covered Entities at the Company’s request, in part in reliance on such provisions; and

WHEREAS, in recognition of the Indemnitee’s reliance on the aforesaid provisions in the Certificate of Incorporation and the By-laws, and the Indemnitee’s desire for (i) additional protection against personal liability, and (ii) specific contractual assurance that the protection provided for in the Certificate of Incorporation and the By-laws, and as may be otherwise available under Delaware law, will be extended to the Indemnitee, and as an inducement to provide services to the Company and/or any Covered Entity at the Company’s request, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent directors’ and officers’ liability insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under such policies of insurance.

NOW, THEREFORE, in consideration of the above premises and the Indemnitee agreeing or continuing, as the case may be, to serve the Company and/or a Covered Entity at the request of the Company, as applicable, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions.
(a)	A “Change in Control” shall be deemed to have occurred if:
(i)

any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the total combined voting power represented by the Company’s then outstanding Voting Securities, other than (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (2) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ii)

individuals who, as of the Effective Date, constitute the Company’s Board of Directors (the “Board”) and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors as of the Effective Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)

the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for securities of such entity that vote generally in the election or appointment of the governing body of such entity of the surviving entity or its ultimate parent) at least 50% of the total voting power represented by the Voting Securities of the Company or securities of such entity that vote generally in the election or appointment of the governing body of such entity of the surviving entity (or its ultimate parent) outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

Notwithstanding the foregoing, none of the execution, delivery or performance of the Merger Agreement, dated as of April 26, 2026, by and among the Company and the other parties thereto (as amended, the “Merger Agreement”), or the consummation of the transactions contemplated thereby, shall constitute, or be deemed to constitute, a “Change in Control” for purposes of this Agreement.

(b)

“DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that, to the fullest extent permitted by law, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader rights to indemnification and advancement of expenses than were permitted prior thereto.

(c)

“Expenses” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred by or on behalf of the Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to or arising out of any Indemnifiable Event. The term “Expenses” shall not include the amount of judgments, fines or penalties against the Indemnitee or amounts paid in settlement.

(d)

“Indemnifiable Event” shall mean any event or occurrence that takes place either prior to, on or after the execution of this Agreement, related to or arising out of the fact that the Indemnitee is or was a director or officer of the Company or its subsidiaries, or is or was serving at the request of the Company as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity, or related to or arising out of anything done or not done by the Indemnitee in any such capacity.

(e)

“Proceeding” shall mean any threatened, pending or completed action, suit, claim, investigation or proceeding to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director or officer of the

Company or its subsidiaries, or is or was serving at the request of the Company as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity, and any appeal thereof, whether civil, criminal, administrative, or investigative; provided, however, that the term “Proceeding” shall not include any action, suit or proceeding to enforce the Indemnitee’s rights under this Agreement, including as provided for in Section 6 of this Agreement.

(f)

“Reviewing Party” shall mean the person or body that determines the Indemnitee’s entitlement to indemnification hereunder, which determination shall be made: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (ii) by Independent Counsel in a written opinion to the Company and the Indemnitee, if there are no Disinterested Directors, if a majority of the Disinterested Directors so directs, or as required by Section 7 hereof following a Change in Control; or (iii) by the stockholders of the Company; provided, that in no event shall the Reviewing Party be a person or body that is a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification. For purposes of this Agreement, (x) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee, and (y) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned), and neither presently is, nor in the past five years has been, retained to represent the Company or the Indemnitee in any matter material to either such party (or any other party to the Proceeding giving rise to a claim for indemnification hereunder), other than in connection with matters concerning the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements; provided, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(g)	“Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.
2.

Indemnification. In the event the Indemnitee was or is a party to, or is threatened to be made a party to, or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer of the Company or any of its subsidiaries or, while serving at the request of the Company, as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity, the Company shall indemnify the Indemnitee to the fullest extent permitted or required by the DGCL or other applicable law and subject to any exceptions contained in this Agreement, against any and all Expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred by the Indemnitee in connection with such Proceeding; provided, however, that the Company shall only indemnify an Indemnitee that acted in good faith and in a manner reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe his or her conduct was unlawful. “Liabilities” shall include any liability of the lawful spouse (whether such status is derived by reason of the statutory law, common law or otherwise of any applicable jurisdiction) of the Indemnitee arising out of that person’s capacity as the spouse of the Indemnitee in connection with an Indemnifiable Event, including, without limitation, liability for damages recoverable from marital community property, property jointly held by the Indemnitee and the spouse or property transferred from the Indemnitee to the spouse. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than sixty (60) calendar days after it receives written demand from the Indemnitee.

3.

Advancement of Expenses. The Company shall advance Expenses to the Indemnitee within twenty (20) calendar days of a written request or requests therefor (which shall include invoices received by the Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause the Indemnitee to waive any privilege accorded by applicable law shall not be included with such invoices) (an “Expense Advance”); provided, however, that the Company shall make such advances only to the extent permitted by law. The Indemnitee shall qualify for Expense Advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent required by law to repay the Expense Advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that the Indemnitee is not entitled to be indemnified by the Company. The right to advances under this Section shall in all events continue until final disposition of any Proceeding, including any appeal therein. Expense Advances shall be unsecured and interest free. Expense Advances shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

4.

Limits on Indemnification and Advancement. Notwithstanding anything in this Agreement to the contrary and except for the rights to indemnification provided in Section 6 hereof, the Indemnitee shall not be entitled, pursuant to this Agreement, (a) to indemnification or advancement for claims initiated or brought by the Indemnitee (including Expenses incurred by the Indemnitee in defending any affirmative defenses or counterclaims brought or made in connection with a claim initiated by the Indemnitee), except (i) if the Board has approved the initiation or bringing of such claim, or (ii) as otherwise required under Delaware law, (b) to indemnification on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company, (c) to any indemnification or advancement of Expenses or other amounts to the extent that such indemnification or advancement is prohibited by applicable law, (d) to any payments that are the subject of Section 18 hereof, or (e) to indemnification for settlements or judicial awards as set forth in Section 11 hereof. For the avoidance of doubt, the Indemnitee shall not be deemed, for purposes of this Section, to have initiated or brought any claim by reason of (1) having asserted any affirmative defenses in connection with a claim not initiated by the Indemnitee or (2) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by the Indemnitee.

5.

Review Procedure for Indemnification. Notwithstanding the foregoing, the obligations of the Company under Section 2 hereof shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Counsel referred to in Section 7 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law or this Agreement; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 6 hereof to secure a determination that the Indemnitee should be indemnified under applicable law and this Agreement, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding until a final judicial determination (as to which all rights of appeal therefrom have been exhausted or have lapsed) is made that the Indemnitee would not be permitted to be indemnified under applicable law or this Agreement. The Reviewing Party shall be determined in accordance with the definition thereof in Section 1 hereof; provided, however, that if there has been a

Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, the Reviewing Party shall be the Independent Counsel referred to in Section 7 hereof. Indemnitee shall cooperate with the Reviewing Party making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. To the fullest extent permitted by law, any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. Subject to Section 6, any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee; provided, however, that such determination shall not be binding on the Company if the Indemnitee made any misstatement of material fact, or any omission of a material fact necessary to make the Indemnitee’s statements not materially misleading, in connection with the Indemnitee’s written demand or request for indemnification or advancement or the Reviewing Party’s consideration thereof.

If the Reviewing Party shall not have made a determination as to the Indemnitee’s entitlement to indemnification within sixty (60) calendar days after receipt by the Company of the Indemnitee’s written demand therefor and the supporting documentation reasonably necessary to make such determination, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification under this Agreement, absent (i) a misrepresentation or failure to disclose a material fact by the Indemnitee in connection with such request or (ii) a prohibition of such indemnification under applicable law. Following a determination (or deemed determination) that the Indemnitee is entitled to indemnification, the Company shall pay the amounts constituting such indemnification within forty-five (45) calendar days after such determination has been made or is deemed to have been made.

6.

Enforcement of Indemnification Rights. If (a) the Reviewing Party determines that the Indemnitee would not be permitted to be indemnified in whole or in part under applicable law or this Agreement, (b) the Indemnitee has not otherwise been paid in full pursuant to Section 2 hereof within the time period set forth in Section 5 hereof, or (c) Indemnitee has not been provided Expense Advances pursuant to Section 3 hereof within twenty (20) calendar days after a written request therefor has been received by the Company, then the Indemnitee shall have the right to commence, at the Indemnitee’s sole option, litigation in the Delaware Court of Chancery (or any other court of competent jurisdiction) or an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall, to the fullest extent permitted by law, be entitled to be paid any and all expenses (including without limitation attorneys’ fees and other costs and expenses) in connection with such Enforcement Proceeding. Any such Enforcement Proceeding shall be conducted de novo, and the Indemnitee shall not be prejudiced by reason of any determination by the Reviewing Party that the Indemnitee is not entitled to indemnification. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Neither the failure of the Reviewing Party to have made a determination prior to the commencement of an Enforcement Proceeding that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Reviewing Party that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the

Indemnitee is not entitled to be indemnified, or for the Company to recover such advancement of Expenses, under this Section 6 or otherwise, shall be on the Company. To the fullest extent permitted by law, the Company shall be precluded from asserting in any Proceeding that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement. Failure by the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to the Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy the Indemnitee may have at law or in equity with respect to a breach of this Agreement, the Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

7.

Change in Control. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to selecting a Reviewing Party to make the determinations contemplated hereby, the Reviewing Party shall be the Independent Counsel (as defined in Section 1). Such Independent Counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of the Independent Counsel pursuant to this Agreement.

8.

Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection with such claim, issue or matter.

9.

Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Company’s Certificate of Incorporation or By-laws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Company’s Certificate of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.

Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company or any of its subsidiaries, depending on the Indemnitee’s position therewith, and the Company shall use commercially reasonable efforts to maintain such coverage in effect in accordance with its terms. In all policies providing such insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. The Company shall give prompt notice of the commencement of any Proceeding to the insurers in accordance with the procedures set forth in the respective policies and shall thereafter take all necessary actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

11.

Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

12.

Presumptions. Upon submitting a written request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not (a) create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

13.

Period of Limitations. No legal action shall be brought and no cause of action shall be asserted with respect to any dispute arising out of this Agreement by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

14.

Consent and Waiver by Third Parties. The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

15.

Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

16.	Primacy of Indemnification. The Company hereby acknowledges that Indemnitee has, or may from time to time have, certain rights to indemnification, advancement of Expenses and/or insurance that are either (1) provided by a fund or other entity with which Indemnitee is associated or its affiliates (“Fund Indemnitors”) or (2) pursuant to insurance obtained on Indemnitee’s own behalf (“Individual Insurance,” and together with the obligations of Fund Indemnitors, the “Other Arrangements”). The Company hereby agrees (i) that the Company will not assert in any litigation between the Company and Indemnitee that the Company’s obligations under this Agreement are not primary relative to the Other Arrangements, or that any obligation of the providers of the Other Arrangements to advance Expenses or to provide indemnification for the same Expenses, judgments, penalties, fines, other monetary remedies, amounts paid in settlement, incurred by Indemnitee or on Indemnitee’s behalf are not secondary, (ii) that the Company shall be required to advance the full amount of Expenses (subject to the provisions concerning advancement of Expenses set forth in this Agreement) incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines, other monetary remedies, amounts paid in settlement, relative to the Other Arrangements, or as may be required by the terms of this Agreement, the Certificate of Incorporation or By-laws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have under the Other Arrangements, and (iii) that with respect to the Company’s obligations to advance Expenses and indemnify Indemnitee by reason of Indemnitee’s service as an officer or director of the Company, the Company irrevocably waives, relinquishes and releases the providers of the Other Arrangements from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the providers of the Other Arrangements on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and to the extent consistent with the terms of the Other Arrangements the providers of the Other Arrangements shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. Nothing in this Agreement shall be deemed to prevent the Company from taking any action necessary to require its own insurer(s) to provide coverage to the Company or its officers or directors (including Indemnitee), including causing any person (including a provider of Other Arrangements) to be named as a party to a declaratory judgment action brought to obtain such relief. The Company and the Indemnitee agree that providers of Other Arrangements are express third party beneficiaries of the terms of this Section.

17.

Subrogation; Attorneys’ Fees. Subject to Section 16, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. In addition to Section 6 of this Agreement, if any proceeding is commenced related to or arising out of this Agreement, any prevailing party shall, to the fullest extent permitted by law, be entitled to have their Expenses in connection with such proceeding paid by the non-prevailing party.

18.

No Duplication of Payments. Subject to Section 16, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, charter, bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder. If the Company makes a payment to the Indemnitee under this Agreement and the Indemnitee subsequently receives payment from any other source (including under any insurance policy, charter, bylaw, vote, agreement or otherwise) in respect of the same claim, the Indemnitee shall promptly return to the Company the amount of such prior payment by the Company to the extent of such duplicative recovery.

19.

Services to the Company. The Indemnitee agrees to serve as a director and/or officer, as applicable, of the Company or, while serving at the request of the Company, as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity. The

Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by law), in which event the Company shall have no obligation under this Agreement to continue the Indemnitee in such position or positions. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other entity) and the Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after the Indemnitee has ceased to serve as a director and/or officer of the Company or (at the request of the Company) as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity.

20.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or (at the request of the Company) as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity.

21.

Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

22.

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

23.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
24.	Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
25.

Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers and employees) and Indemnitee in connection with such event(s) and/or transactions.

26.

Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Real REMAX Group Inc.

c/o The Real Brokerage Inc.

701 Brickell Avenue, 17th Floor

Miami, Florida 33131

Attention: Alexandra Lumpkin, Chief Legal Officer and Vice President

Email: alix@therealbrokerage.com

and to the Indemnitee at:

[●]

Notice of change of address shall be effective only when done in accordance with this Section 26. All notices complying with this Section 26 shall be deemed to have been received on the date of delivery or on the third business day after mailing.

27.

Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that the Indemnitee is, by reason of the Indemnitee’s status as a director or officer of the Company or any of its subsidiaries, or as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity that the Indemnitee serves or served at the request of the Company, a witness or is or was made (or asked) to respond to discovery requests in any Proceeding, or is otherwise asked to participate in any aspect of any Proceeding, to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

28.

Continuation Upon Insolvency. It is the intention of the parties hereto that this Agreement and the obligations of the Company hereunder shall not be affected, discharged, impaired, mitigated or released by reason of any bankruptcy, insolvency, receivership or other similar proceeding of creditors of the Company, and that in any such event any amount owing to the Indemnitee hereunder shall be treated in the same manner as the other fees or expenses of the directors and officers of the Company.

29.

Non-Impairment. No amendment, alteration or repeal of this Agreement, the Certificate of Incorporation or the By-laws, nor the adoption of any provision of the Certificate of Incorporation or the By-laws inconsistent with this Agreement, shall eliminate, reduce or otherwise adversely affect any right or protection of the Indemnitee under this Agreement in respect of any act or omission occurring, or any Proceeding accruing or arising, prior to such amendment, alteration, repeal or adoption.

30.

Duration. This Agreement shall continue until and terminate upon the later of: (a) ten years after the date that the Indemnitee shall have ceased to serve as any of the following positions: a director or officer of the Company or (at the request of the Company) a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of a Covered Entity; or (b) the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 6.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.

REAL REMAX GROUP INC.

By:
Name:
Title:

INDEMNITEE

By:
Name: